UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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NEPHROS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEPHROS, INC.

SUPPLEMENT TO PROXY STATEMENT FOR

2023 ANNUAL MEETING OF STOCKHOLDERS

Explanatory Note

This Supplement, dated April 28, 2023 (this “Supplement”), supplements and amends the definitive proxy statement filed by Nephros, Inc. (the “Company,” “we,” “us” and “our”) with the Securities and Exchange Commission (the “SEC”) on April 21, 2023 (the “Proxy Statement”), in connection with the Company’s Annual Meeting of Stockholders to be held on June 1, 2023 (the “Annual Meeting”).

The purpose of this Supplement is to (i) clarify that Baker Tilly US, LLP (“Baker Tilly”) conducted the audit of our financial statements for the year ended December 31, 2021, and (ii) correct errors in the reporting of audit fees paid to Baker Tilly for the years ended December 31, 2022 and December 31, 2021, as disclosed under “Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm,” at page 11 of the Proxy Statement. No other changes are being made to the Proxy Statement or to the matters being submitted to the stockholders at the Annual Meeting. This Supplement does not reflect events occurring after the date of the Proxy Statement or modify or update disclosures that may have been affected by subsequent events. Capitalized terms used but not otherwise defined in this Supplement have the meanings ascribed to them in the Proxy Statement. This Supplement should be read in conjunction with the Proxy Statement. This Supplement is being filed with the SEC and is being made available to stockholders on or about April 28, 2023.

Revisions to Proxy Statement

The Company hereby revises the second paragraph under “Proposal No. 2 – Ratification of Appointment of Independent Registered Accounting Firm” on page 11 of the Proxy Statement to read in its entirety as follows:

“Baker Tilly was first appointed as the Company’s independent registered public accounting firm following Baker Tilly’s combination with Moody, Famiglietti and Andronico, LLP (“MFA”), on December 2, 2021. MFA audited our financial statements for fiscal years 2015 through 2020, as well as performed reviews of our interim financial statements through the quarter ended September 30, 2021. During the interim period from the end of the 2020 fiscal year through December 2, 2021, the date of MFA’s resignation, there were no disagreements with MFA on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of MFA would have caused it to make reference to such disagreement in its reports.”

The Company also hereby revises the paragraph under the caption “Audit Fees” under “Proposal No. 2 – Ratification of Appointment of Independent Registered Accounting Firm” on page 11 of the Proxy Statement to read in its entirety as follows:

“Audit Fees

Fees billed for audit services by Baker Tilly for the years ended December 31, 2022, and December 31, 2021, totaled approximately $204,000 and $100,000, respectively. Fees billed for audit services by MFA for the years ended December 31, 2022, and December 31, 2021, totaled approximately $0 and $63,400, respectively. Fees for audit services consist of fees for professional services provided in connection with the audit of our annual financial statements, the review of our quarterly financial statements, and services that are normally provided by independent registered public accounting firms in connection with filings we make with the SEC.”

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 1, 2023

This Supplement, along with the Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 are available at http://material.proxyvote.com/640671.